Exhibit 99.1

Investor Contact: Steve Delahunt

(617) 342-6255

CABOT CORP REPORTS THIRD QUARTER FISCAL 2024 RESULTS

Diluted earnings per share (“EPS”) of $1.94 and Adjusted EPS of $1.92

BOSTON (August 5, 2024)-- Cabot Corporation (NYSE: CBT) today announced results for its third quarter of fiscal year 2024.

Key Highlights


Diluted EPS of $1.94 and Adjusted EPS of $1.92, which represents a 35% increase in Adjusted EPS as compared to the same quarter in the prior year

Reinforcement Materials segment EBIT of $136 million; up 3% year-over-year


Performance Chemicals segment EBIT of $55 million; up 72% compared to the same quarter in the prior year


Cash Flows from Operations of $207 million in the third fiscal quarter supported the return of $73 million of cash to shareholders in the quarter


Awarded platinum rating from EcoVadis for exceptional leadership (top 1% of companies assessed) in sustainability performance for the fourth consecutive year

(In millions, except per share amounts)	Three Months Ended		Nine Months Ended
	6/30/24	6/30/23	6/30/24	6/30/23

Net sales and other operating revenues	$ 1,016	$ 968	$ 2,993	$ 2,966
Net income (loss) attributable to Cabot Corporation	$ 109	$ 82	$ 243	$ 211

Net earnings (loss) per share attributable to Cabot Corporation	$ 1.94	$ 1.43	$ 4.30	$ 3.65
Less: Certain items after tax per share	$ 0.02	$ 0.01	$ (0.95)	$ (0.08)
Adjusted EPS	$ 1.92	$ 1.42	$ 5.25	$ 3.73

Sean Keohane, Cabot President and Chief Executive Officer, commented on the quarter, “I am very pleased that we were able to deliver adjusted EPS of $1.92 in the third quarter, which represents an increase of 35% over the prior year’s results. Our strong third quarter financial results reflect the continued strength of the Reinforcement Materials segment despite some headwinds due to weather-related events, and a significant EBIT step up in the Performance Chemicals segment driven by improved volumes and product mix. In Performance Chemicals, it is encouraging to see that demand in strategic high value applications such as automotive and semiconductors rebounded to more normalized levels after a very prolonged de-stocking period, and that our products into strategic infrastructure applications continue to build momentum.”

Keohane continued, “During the third quarter, we delivered operating cash flow of $207 million and returned $73 million of cash to our shareholders through $24 million in dividends and $49 million in share repurchases. Our balance sheet remains solid with Net Debt to EBITDA at 1.2x and liquidity of $1.4 billion”.

Financial Detail

For the third quarter of fiscal 2024, net income attributable to Cabot Corporation was $109 million ($1.94 per common share). Net income reflects an after-tax per share income from certain items of $0.02. Adjusted EPS for the third quarter of fiscal 2024 was $1.92 per share.

Segment Results

Reinforcement Materials – Third quarter fiscal 2024 EBIT in Reinforcement Materials increased by $4 million compared to the third quarter of fiscal 2023. The increase in EBIT was largely driven by higher volumes in Europe and Asia Pacific and improved pricing and product mix in our calendar year 2024 customer agreements, partially offset by a less favorable geographic mix and higher costs. Results in the quarter were also negatively impacted by lower volumes in the Americas due to weather-related events.

Global and regional volume changes for Reinforcement Materials for the third quarter of fiscal 2024 as compared to the same quarter of the prior year are set forth in the table below:

Third Quarter Year-over-Year Change
Global Reinforcement Materials Volumes	4%
Asia Pacific	9%
Europe, Middle East, Africa	9%
Americas	(4%)

Performance Chemicals – Third quarter fiscal 2024 EBIT in Performance Chemicals increased by $23 million compared to the third quarter of fiscal 2023 primarily due to a 9% increase in volumes and a more favorable product mix. Higher volumes in our specialty carbons and fumed metal oxides product lines were driven primarily by improved sales into automotive, infrastructure, and semiconductor applications.

Cash Performance – The Company ended the third quarter of fiscal 2024 with a cash balance of $197 million. During the third quarter of fiscal 2024, cash flows from operating activities were a source of $207 million. Capital expenditures for the third quarter of fiscal 2024 were $52 million. Additional uses of cash during the third quarter included $24 million for the payment of dividends and $49 million for share repurchases.

Taxes – During the third quarter of fiscal 2024, the Company recorded a tax expense of $40 million with an effective tax rate of 25%. This tax expense reflected a $3 million net benefit for non-GAAP tax adjustments. The operating tax rate year-to-date for fiscal 2024 was 28%. Our operating tax rate for fiscal 2024 is expected to be in the range of 27% to 28%.

Outlook

Commenting on the outlook for the Company, Keohane said, “Given the strong year-to-date results and our expectations for the fourth fiscal quarter, we are raising our adjusted EPS guidance range for fiscal 2024 to $7.00 to $7.10 from our previously communicated range of $6.65 to $6.85. This updated guidance range reflects an increase of $0.30 at the midpoint driven by our expectations for improved results in the Performance Chemicals segment from higher demand and a more favorable product mix as compared to the first half of the year and continued strong results in the Reinforcement Materials segment.

Keohane continued, “With one quarter to go in fiscal 2024, we are on track to deliver greater than 30% year-over-year adjusted EPS growth. Our strong cash flow and disciplined and balanced approach to capital allocation has allowed us to invest in key growth projects and return capital to shareholders. I believe Cabot is executing well against our “Creating for Tomorrow” strategy and our long-term targets to deliver attractive shareholder returns. Our revised outlook for adjusted EPS in fiscal 2024 would place us at or above the high-end of our targeted range of 8% to 12% adjusted EPS compound annual growth rate from fiscal 2021. Also, we remain on track to deliver our target of more than $1 billion of cumulative discretionary free cash flow over the last three fiscal years."

Investor Day

Cabot intends to host an investor day on December 4, 2024 in Boston, Massachusetts to discuss the strategy, key growth initiatives, sustainability leadership and the next set of long-term financial targets for the company.

Earnings Call

The Company will host a conference call with industry analysts at 8:00 a.m. Eastern time on Tuesday, August 6, 2024. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com

About Cabot Corporation
Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company headquartered in Boston, Massachusetts. The company is a leading provider of reinforcing carbons, specialty carbons, battery materials, engineered elastomer composites, inkjet colorants, masterbatches and conductive compounds, fumed metal oxides and aerogel. For more information on Cabot, please visit the company’s website at cabotcorp.com. The Company regularly posts important information on its website and encourages investors and potential investors to consult the Cabot website regularly.

Forward-Looking Statements – This earnings release contains forward-looking statements. All statements that address expectations or projections about the future, including with respect to our expectations for our performance in fiscal year 2024, including our expectations for adjusted earnings per share for fiscal 2024 and the expected performance of our business segments for the remainder of fiscal 2024, our expectations for cumulative discretionary free cash flow and operating cash flow and our uses of such cash, our expected performance against the financial performance objectives we outlined at our Investor Day in December 2021, and our expected operating tax rate for fiscal 2024 are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed or implied by forward-looking statements. Important factors that could cause our results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to, industry capacity utilization and competition from other specialty chemical companies; safety, health and environmental requirements and related constraints imposed on our business; regulatory and financial risks related to climate change developments; volatility in the price and availability of energy and raw materials, including with respect to the Russian invasion of Ukraine and the U.S.-China trade relationship; a significant adverse change in a customer relationship or the failure of a customer to perform its obligations under agreements with us; failure to achieve growth expectations from new products, applications and technology developments; failure to realize benefits from acquisitions, alliances, or joint ventures or achieve our portfolio management objectives; unanticipated delays in, or increased cost of site development projects; negative or uncertain worldwide or regional economic conditions and market opportunities, including from trade relations, global health matters or geo-political conflicts; litigation or legal proceedings; interest rates, tax rates, currency exchange controls and fluctuations in foreign currency rates such as the recent currency movements in Argentina; and the accuracy of the assumptions we used in establishing reserves for our share of liability for respirator claims. These factors are discussed more fully in the reports we file with the Securities and Exchange Commission (“SEC”), particularly under the heading “Risk Factors” in our annual report on Form 10-K for our fiscal year ended September 30, 2023, which are filed with the SEC at www.sec.gov. We assume no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Use of Non-GAAP Financial Measures

To supplement Cabot’s consolidated financial statements presented on a generally accepted accounting principle (“GAAP”) basis, the preceding discussion of our results and the accompanying financial tables report Adjusted EPS, Total Segment EBIT, Total Segment EBITDA, Adjusted

EBITDA, our operating tax rate, Free Cash Flow and Discretionary Free Cash Flow, all of which are non-GAAP financial measures. These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP, and the definitions of these measures may not be comparable to those used by other companies. Reconciliations of Adjusted EPS to net income (loss) per share attributable to Cabot Corporation, the most directly comparable GAAP financial measure, Total Segment EBIT, Total Segment EBITDA, and Adjusted EBITDA to Income (loss) from operations before income taxes and equity in earnings of affiliated companies, the most directly comparable GAAP financial measure of each such non-GAAP measure, operating tax rate to effective tax rate, the most directly comparable GAAP financial measure and Free Cash Flow and Discretionary Free Cash Flow to Cash flow provided by (used in) operating activities, the most directly comparable GAAP financial measure, are provided in the tables titled “Cabot Corporation Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate” and “Cabot Corporation Reconciliation of Non-GAAP Financial Measures.”

Management believes these non-GAAP measures provide investors with greater transparency to the information used by Cabot management in its financial and operational decision-making, allow investors to see Cabot’s results through the eyes of management, and better enable Cabot’s investors to understand Cabot’s operating performance and financial condition.

Adjusted EPS. In calculating Adjusted EPS, we exclude from our net income (loss) attributable to Cabot Corporation items of expense and income that management does not consider representative of the Company’s business operations. Accordingly, reporting earnings on an adjusted basis supplements the GAAP measure of performance and provides additional information related to the underlying performance of the business. For example, certain of the items we exclude are items that we are required by GAAP to recognize in one period that relate to activities extending over several periods or relate to single events that management considers to be unusual and infrequent, although not necessarily non-recurring. We refer to these items as “certain items.” Management believes excluding these items facilitates operating performance comparisons from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis and evaluates the Company’s operating performance without the impact of these costs or benefits. Management also uses Adjusted EPS as a key measure in evaluating management performance for incentive compensation purposes.

The items of income and expense that we exclude from our calculations of Adjusted EPS but that are included in our GAAP net income (loss) per share, as applicable in a particular reporting period, include, but are not limited to, the following:

•
Argentina controlled currency devaluation loss related to the foreign exchange loss from government-controlled currency devaluations on our net monetary assets denominated in the Argentine peso and investment losses related to the utilization of government bond programs established for the settlement of certain foreign payables.
•
Global restructuring activities, which include costs or benefits associated with cost reduction initiatives or plant closures and are primarily related to (i) employee termination costs, (ii) asset impairment charges associated with restructuring actions, (iii) costs to close facilities, including environmental costs and contract termination penalties, and (iv) gains realized on the sale of land or equipment associated with restructured plants or locations.

•
Legal and environmental reserves and matters, which consist of costs or benefits for matters typically related to former businesses or that are otherwise incurred outside of the ordinary course of business.
•
Acquisition and integration-related charges, which include transaction costs, redundant costs incurred during the period of integration, and costs associated with transitioning certain management and business processes to Cabot’s processes.
•
Asset impairment charges, which primarily include charges associated with an impairment of goodwill, other long-lived assets or assets held for sale.
•
Charges related to the divestiture of our Purification Solutions business, which include accelerated costs associated with the change in control and employee incentive compensation.
•
Benefit from the settlement of a royalty arrangement entered into in connection with the divestiture of our former Specialty Fluids business.
•
Gains (losses) on sale of a business.
•
Employee benefit plan settlements, which consist of either charges or benefits associated with the termination of a pension plan or the transfer of a pension plan to a multi-employer plan.
•
Gain associated with the bargain purchase of a business.

Cabot does not provide an expected GAAP EPS range or reconciliation of the Adjusted EPS range with an expected GAAP EPS range because, without unreasonable effort, we are unable to predict with reasonable certainty the matters we would allocate to “certain items,” including unusual gains and losses, costs associated with future restructurings, acquisition-related expenses and litigation outcomes. These items are uncertain, depend on various factors, and could have a material impact on GAAP EPS in future periods.

Total Segment EBIT. Total segment EBIT reflects the sum of EBIT from our two reportable segments. In calculating Total segment EBIT we exclude from our Income (loss) from operations before income taxes and equity in earnings of affiliated companies, certain items and items that, because they are not controlled by the business segments and primarily benefit corporate objectives, are not allocated to our business segments, such as interest expense and other corporate costs, which include unallocated corporate overhead expenses such as certain corporate salaries and headquarter expenses, plus costs related to corporate projects and initiatives.

Total Segment EBITDA. Total Segment EBITDA is equal to Total Segment EBIT (as defined above), but further adjusted for depreciation and amortization.

Adjusted EBITDA. Adjusted EBITDA reflects Total Segment EBITDA and is further adjusted for unallocated corporate costs, which include unallocated corporate overhead expenses such as certain corporate salaries and headquarter expenses, plus costs related to corporate projects and initiatives.

Free Cash Flow. To calculate “Free Cash Flow” we deduct Additions to property, plant and equipment from cash flow provided by (used in) operating activities.

Discretionary Free Cash Flow. To calculate “Discretionary Free Cash Flow” we deduct sustaining and compliance capital expenditures and changes in Net Working Capital from cash flow provided by (used in) operating activities.

Operating Tax Rate. Our “operating tax rate” is calculated based upon management's forecast of the annual operating tax rate for the fiscal year applied to adjusted pre-tax earnings. The operating tax rate excludes income tax (expense) benefit on certain items, discrete tax items and, on a quarterly basis the timing of losses in certain jurisdictions. The income tax (expense) benefit on certain items is determined using the applicable rates in the taxing jurisdictions in which the certain items occurred and includes both current and deferred income tax (expense) benefit based on the nature of the certain items. Discrete tax items include, but are not limited to, changes in valuation allowance, uncertain tax positions, and other tax items, such as the tax impact of legislative changes and tax accruals on historic earnings due to changes in indefinite reinvestment assertions. Management believes that this non-GAAP financial measure is useful supplemental information because it helps our investors compare our tax rate year to year on a consistent basis and to understand what our tax rate on current operations would be without the impact of these items.

Cabot does not provide a forward-looking reconciliation of the operating tax rate range with an effective tax rate range because, without unreasonable effort, we are unable to predict with reasonable certainty the matters we would allocate to “certain items,” including unusual gains and losses, costs associated with future restructurings, acquisition-related expenses and litigation outcomes. These items are uncertain, depend on various factors, and could have a material impact on the effective tax rate in future periods.

Explanation of Terms Used

Product Mix. The term “product mix” refers to the mix of types and grade of products sold or the mix of geographic regions where products are sold, and the positive or negative impact this has on the revenue or profitability of the business or segment.

Net Working Capital. The term “net working capital” includes accounts receivable, inventory and accounts payable and accrued expenses.

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended June 30	Three Months		Nine Months
Dollars in millions, except per share amounts (unaudited)	2024	2023	2024	2023

Net sales and other operating revenues...............................................................	$1,016	$968	$2,993	$2,966
Cost of sales....................................................................................................	760	745	2,273	2,352
Gross profit..................................................................................................	256	223	720	614
Selling and administrative expenses....................................................................	68	58	210	184
Research and technical expenses......................................................................	16	15	46	43
Loss on sale of business...................................................................................	—	—	—	3
Income (loss) from operations....................................................................	172	150	464	384
Other income (expense)
Interest and dividend income.........................................................................	8	7	25	22
Interest expense..........................................................................................	(19)	(24)	(62)	(69)
Other income (expense)................................................................................	(3)	(3)	(33)	(13)
Total other income (expense)...................................................................	(14)	(20)	(70)	(60)
Income (loss) from operations before income taxes and equity in
earnings of affiliated companies	158	130	394	324
(Provision) benefit for income taxes.....................................................................	(40)	(41)	(121)	(90)
Equity in earnings of affiliated companies, net of tax ............................................	2	1	5	4
Net income (loss).......................................................................................	120	90	278	238
Net income (loss) attributable to noncontrolling interests, net of tax.......................	11	8	35	27
Net income (loss) attributable to Cabot Corporation..........................................................................................................................	$109	$82	$243	$211

Diluted earnings (loss) per share of common stock
attributable to Cabot Corporation..........................................................................................................................	$1.94	$1.43	$4.30	$3.65

Diluted weighted average common shares outstanding..........................................................................................................................	55.7	56.5	55.8	56.7

CABOT CORPORATION SUMMARY RESULTS BY SEGMENT

Periods ended June 30	Three Months		Nine Months
Dollars in millions, except per share amounts (unaudited)	2024	2023	2024	2023
Sales
Reinforcement Materials....................................................................................	$649	$624	$1,966	$1,939
Performance Chemicals.....................................................................................	332	307	928	919
Segment sales.............................................................................................	981	931	2,894	2,858
Unallocated and other (A)………..............................................................................	35	37	99	108
Net sales and other operating revenues..........................................................	$1,016	$968	$2,993	$2,966

Segment Earnings Before Interest and Taxes (B)
Reinforcement Materials....................................................................................	$136	$132	$414	$348
Performance Chemicals.....................................................................................	55	32	120	89
Total Segment Earnings Before Interest and Taxes...................................	191	164	534	437

Unallocated and Other
Interest expense...............................................................................................	(19)	(24)	(62)	(69)
Certain items (C)...................................................................................................	(2)	(1)	(56)	(7)
Unallocated corporate costs...............................................................................	(16)	(11)	(51)	(42)
General unallocated income (expense) (D)...............................................................	6	3	34	9
Less: Equity in earnings of affiliated companies, net of tax....................................	2	1	5	4
Income (loss) from operations before income taxes and equity in
earnings of affiliated companies...............................................................	158	130	394	324
(Provision) benefit for income taxes (including tax certain items)............................	(40)	(41)	(121)	(90)
Equity in earnings of affiliated companies, net of tax.............................................	2	1	5	4
Net income (loss).....................................................................................	120	90	278	238
Net income (loss) attributable to noncontrolling interests, net of tax.......................	11	8	35	27
Net income (loss) attributable to Cabot Corporation..................................	$109	$82	$243	$211

Diluted earnings (loss) per share of common stock
attributable to Cabot Corporation..........................................................................................................................	$1.94	$1.43	$4.30	$3.65

Adjusted earnings (loss) per share (E)….......................................................................	$1.92	$1.42	$5.25	$3.73

Diluted weighted average common shares outstanding..........................................................................................................................	55.7	56.5	55.8	56.7

(A)	Unallocated and other reflects external shipping and handling fees, royalties, the impact of unearned revenue, discounting charges for certain Notes receivable, and other by-product revenue.

(B)

Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes Equity in earnings of affiliated companies, net of tax, royalties, Net income attributable to noncontrolling interests, net of tax, and discounting charges for certain Notes receivable.

(C)	Details of Certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

(D)

General unallocated income (expense) consists of gains (losses) arising from foreign currency transactions, net of other foreign currency risk management activities, Interest and dividend income, the profit or loss related to the corporate adjustment for unearned revenue and unrealized holding gains (losses) for investments. This does not include items of income or expense from the items that are separately treated as Certain items.

(E)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

CABOT CORPORATION CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	June 30,	September 30,
Dollars in millions (unaudited)	2024	2023

Current assets:
Cash and cash equivalents....................................................................................................	$197	$238
Accounts and notes receivable, net of reserve for doubtful accounts of $5 and $2	732	695
Inventories:
Raw materials.................................................................................................................	145	148
Finished goods................................................................................................................	341	374
Other..............................................................................................................................	67	63
Total inventories..........................................................................................................	553	585
Prepaid expenses and other current assets.............................................................................	109	108
Total current assets...............................................................................................	1,591	1,626

Property, plant and equipment....................................................................................................	3,907	3,827
Accumulated Depreciation	(2,477)	(2,415)
Net property, plant and equipment.......................................................................................	1,430	1,412
Goodwill....................................................................................................................................	132	134
Equity affiliates..........................................................................................................................	24	20
Intangible assets, net ................................................................................................................	55	60
Deferred income taxes...............................................................................................................	166	180
Other assets….............................................................................................................................	182	172
Total assets..............................................................................................................................	$3,580	$3,604

CABOT CORPORATION CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	June 30,	September 30,
Dollars in millions, except share and per share amounts (unaudited)	2024	2023

Current liabilities:
Short-term borrowings.................................................................................................	$49	$174
Accounts payable and accrued liabilities…................................................................................	626	600
Income taxes payable.................................................................................................	34	40
Current portion of long-term debt...................................................................................	8	8
Total current liabilities.............................................................................................	717	822

Long-term debt................................................................................................................	1,083	1,094
Deferred income taxes......................................................................................................	40	50
Other liabilities…..........................................................................................................................	244	231

Stockholders' equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued and Outstanding: None and none	—	—
Common stock:
Authorized: 200,000,000 shares of $1 par value Issued: 54,949,872 and 55,379,636 shares Outstanding: 54,816,803 and 55,243,804 shares	55	55
Less cost of 133,069 and 135,832 shares of common treasury stock	(3)	(3)
Additional paid-in capital...................................................................................................	—	—
Retained earnings............................................................................................................	1,676	1,574
Accumulated other comprehensive income (loss)................................................................	(382)	(362)
Total Cabot Corporation stockholders' equity.................................................................	1,346	1,264
Noncontrolling interests...............................................................................................	150	143
Total stockholders' equity..................................................................................	1,496	1,407
Total liabilities and stockholders' equity..............................................................................	$3,580	$3,604

CABOT CORPORATION QUARTERLY RESULTS BY SEGMENT

	Fiscal 2023					Fiscal 2024
Dollars in millions,
except per share amounts (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY	Dec. Q	Mar. Q	June Q	Sept. Q			FY

Sales
Reinforcement Materials.......................................................................	$643	$672	$624	$624	$2,563	$641	$676	$649	$		―	$1,966
Performance Chemicals........................................................................	286	326	307	306	1,225	285	311	332		—		928
Segment sales................................................................................	929	998	931	930	3,788	926	987	981		—		2,894
Unallocated and other (A)…………………………………………………	36	35	37	35	143	32	32	35		—		99
Net sales and other operating revenues..................................................	$965	$1,033	$968	$965	$3,931	$958	$1,019	$1,016	$		―	$2,993

Segment Earnings Before Interest and Taxes (B)
Reinforcement Materials.......................................................................	$94	$122	$132	$134	$482	$129	$149	$136	$		―	$414
Performance Chemicals........................................................................	29	28	32	36	125	34	31	55		—		120
Total Segment Earnings Before Interest and Taxes.............................	123	150	164	170	607	163	180	191		—		534
Unallocated and Other
Interest expense..................................................................................	(22)	(23)	(24)	(21)	(90)	(22)	(21)	(19)		—		(62)
Certain items (C)……………………………………………………………	(4)	(2)	(1)	(22)	(29)	(42)	(12)	(2)		—		(56)
Unallocated corporate costs..................................................................	(15)	(16)	(11)	(12)	(54)	(17)	(18)	(16)		—		(51)
General unallocated income (expense) (D)……………………………	4	2	3	13	22	13	15	6		—		34
Less: Equity in earnings of affiliated companies, net of tax.......................	2	1	1	1	5	1	2	2		—		5

Income (loss) from operations before income taxes and
equity in earnings of affiliated companies..........................................	84	110	130	127	451	94	142	158		—		394
(Provision) benefit for income taxes (including tax certain items)...............	(20)	(29)	(41)	118	28	(34)	(47)	(40)		—		(121)
Equity in earnings of affiliated companies, net of tax................................	2	1	1	1	5	1	2	2		—		5
Net income (loss)..........................................................................	66	82	90	246	484	61	97	120		—		278
Net income (loss) attributable to noncontrolling interests, net of tax..........	12	7	8	12	39	11	13	11		—		35
Net income (loss) attributable to Cabot Corporation.....................	$54	$75	$82	$234	$445	$50	$84	$109	$		―	$243

Diluted earnings (loss) per share of common stock
attributable to Cabot Corporation..........................................................................................................................	$0.93	$1.29	$1.43	$4.10	$7.73	$0.88	$1.49	$1.94	$—	$4.30
Adjusted earnings (loss) per share (E)…............................................	$0.98	$1.33	$1.42	$1.65	$5.38	$1.56	$1.78	$1.92	$—	$5.25
Diluted weighted average common shares outstanding..........................................................................................................................	56.7	56.8	56.5	56.1	56.5	55.8	55.8	55.7	—	55.8

(A)	Unallocated and other reflects external shipping and handling fees, royalties, the impact of unearned revenue, discounting charges for certain Notes receivable, and other by-product revenue.

(B)

Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes Equity in earnings of affiliated companies, net of tax, royalties, Net income attributable to noncontrolling interests, net of tax, and discounting charges for certain Notes receivable.

(C)	Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.
(D)

General unallocated income (expense) consists of gains (losses) arising from foreign currency transactions, net of other foreign currency risk management activities, Interest and dividend income, the profit or loss related to the corporate adjustment for unearned revenue and unrealized holding gains (losses) for investments. This does not include items of income or expense from the items that are separately treated as Certain items.

(E)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

CABOT CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Periods ended June 30	Three Months		Nine Months
Dollars in millions (unaudited)	2024	2023	2024	2023

Cash Flows from Operating Activities:
Net income (loss)....................................................................................................	$120	$90	$278	$238
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization................................................................................	36	36	114	107
Other non-cash charges (gains), net.......................................................................	10	8	81	14
Cash dividends received from equity affiliates...........................................................	—	—	1	2
Changes in assets and liabilities:
Changes in net working capital (A)…………………………………………………...............	43	71	18	96
Changes in other assets and liabilities, net.............................................................	(2)	38	(4)	—

Cash provided by (used in) operating activities.................................................	207	243	488	457

Cash Flows from Investing Activities:
Additions to property, plant and equipment.................................................................	(52)	(80)	(149)	(166)
Proceeds from sale of business................................................................................	—	—	—	6
Other investing activities, net....................................................................................	1	5	3	21
Cash provided by (used in) investing activities..................................................	(51)	(75)	(146)	(139)

Cash Flows from Financing Activities:
Change in debt, net..................................................................................................	(45)	(123)	(139)	(221)
Cash dividends paid to common stockholders............................................................	(24)	(23)	(69)	(65)
Other financing activities, net....................................................................................	(62)	(15)	(118)	(85)

Cash provided by (used in) financing activities.................................................	(131)	(161)	(326)	(371)
Effect of exchange rate changes on cash........................................................................	(34)	8	(57)	67
Increase (decrease) in cash and cash equivalents............................................................	(9)	15	(41)	14
Cash and cash equivalents at beginning of period............................................................	206	205	238	206
Cash and cash equivalents at end of period….....................................................................	$197	$220	$197	$220

(A)	Includes Accounts and notes receivable, Inventories, and Accounts payable and accrued liabilities.

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS AND OPERATING TAX RATE

TABLE 1: DETAIL OF CERTAIN ITEMS
Periods ended June 30	Three Months		Nine Months
Dollars in millions, except per share amounts (unaudited)	2024	2023	2024	2023
Certain items before and after income taxes
Argentina controlled currency devaluation and other losses	$(2)	$ ―	$(43)	$ ―
Global restructuring activities	(1)	—	(13)	—
Acquisition and integration-related charges	—	(1)	—	(2)
Legal and environmental matters and reserves	—	—	(1)	(2)
Gain on sale of land	—	—	—	1
Loss on sale of business and asset impairment charge	—	—	—	(3)
Other Certain Items	1	—	1	(1)
Total certain items, pre-tax	(2)	(1)	(56)	(7)
Non-GAAP tax adjustments(A)	3	2	3	3

Total certain items after tax	$1	$1	$(53)	$(4)
Total certain items after tax per share	$0.02	$0.01	$(0.95)	$(0.08)

TABLE 2: CERTAIN ITEMS STATEMENT OF OPERATIONS LINE ITEM
Periods ended June 30	Three Months		Nine Months
Dollars in millions, Pre-Tax (unaudited)	2024	2023	2024	2023
Statement of Operations Line Item (B)
Cost of sales	$—	$(1)	$(12)	$(4)
Selling and administrative expenses	—	—	(1)	—
Other income (expense)	(2)	—	(43)	—
Loss on sale of business	—	—	—	(3)
Total certain items	$(2)	$(1)	$(56)	$(7)

TABLE 3: RECONCILIATION OF EFFECTIVE TAX RATE TO OPERATING TAX RATE
Three months June 30	2024		2023

Dollars in millions (unaudited)	(Provision) / Benefit for Income Taxes	Rate	(Provision) / Benefit for Income Taxes	Rate
Effective Tax Rate	$(40)	25%	$(41)	32%
Less: Non-GAAP tax adjustments(A)	3		2
Operating tax rate (C) (D)	$(43)	27%	$(43)	33%

Nine months ended June 30	2024		2023
Dollars in millions (unaudited)	(Provision) / Benefit for Income Taxes	Rate	(Provision) / Benefit for Income Taxes	Rate

Effective Tax Rate	$(121)	31%	$(90)	28%
Less: Non-GAAP tax adjustments(A)	3		3
Operating tax rate (C) (D)	$(124)	28%	$(93)	28%

TABLE 4: RECONCILIATION OF ADJUSTED EPS BY QUARTER FOR FISCAL 2024 and FISCAL 2023
	Fiscal 2024 (E)
Periods ended (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2024
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$0.88	$1.49	$1.94	$—	$4.30
Less: Certain items after tax per share	(0.68)	(0.29)	0.02	—	(0.95)
Adjusted earnings (loss) per share	$1.56	$1.78	$1.92	$—	$5.25

	Fiscal 2023 (E)
Periods ended (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2023
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$0.93	$1.29	$1.43	$4.10	$7.73
Less: Certain items after tax per share	(0.05)	(0.04)	0.01	2.45	2.35
Adjusted earnings (loss) per share	$0.98	$1.33	$1.42	$1.65	$5.38

(A)

Non-GAAP tax adjustments are made to arrive at the operating tax provision. It includes the income tax (expense) benefit on certain items, discrete tax items, and, on a quarterly basis the timing of losses in certain jurisdictions. The income tax (expense) benefit on certain items is determined using the applicable rates in the taxing jurisdictions in which the certain items occurred and includes both current and deferred income tax (expense) benefit based on the nature of the certain items. Discrete tax items include, but are not limited to, changes in valuation allowance, uncertain tax positions, and other tax items, such as the tax impact of legislative changes and tax accruals on historic earnings due to changes in indefinite reinvestment assertions.

(B)	This table indicates the line items where certain items are recorded in the Consolidated Statements of Operations.
(C)

The operating tax rate is calculated based upon management's forecast of the annual operating tax rate for the fiscal year applied to adjusted pre-tax earnings. The operating tax rate excludes income tax (expense) benefit on certain items, discrete tax items and, on a quarterly basis the timing of losses in certain jurisdictions.

(D)	Our operating tax rate for fiscal 2024 is expected to be in the range of 27% to 28%.
(E)	Per share amounts are calculated after tax.

CABOT CORPORATION RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Fiscal 2024 (A)
	Dec. Q	Mar. Q	June Q	Sept. Q			FY 2024
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$0.88	$1.49	$1.94		$—		$4.30
Less: Certain items after tax per share	(0.68)	(0.29)	0.02		—		(0.95)
Adjusted earnings (loss) per share	$1.56	$1.78	$1.92		$—		$5.25

	Fiscal 2023 (A)
	Dec. Q	Mar. Q	June Q	Sept. Q			FY 2023
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$0.93	$1.29	$1.43		$4.10		$7.73
Less: Certain items after tax per share	(0.05)	(0.04)	0.01		2.45		2.35
Adjusted earnings (loss) per share	$0.98	$1.33	$1.42		$1.65		$5.38

(A)	Per share amounts are calculated after tax.

Dollars in millions	Fiscal 2024
	Dec. Q	Mar. Q	June Q	Sept. Q			FY 2024
Reconciliation of Total Segment EBIT, Total Segment EBITDA and Adjusted EBITDA to Net Income and Segment EBITDA Margin
Net income (loss) attributable to Cabot Corporation	$50	$84	$109	$		―	$243
Net income (loss) attributable to noncontrolling interests	11	13	11		—		35
Equity in earnings of affiliated companies, net of tax	(1)	(2)	(2)		—		(5)
Provision (benefit) for income taxes	34	47	40		—		121
Income (loss) from operations before income taxes and equity in earnings of affiliated companies	$94	$142	$158	$		―	$394
Interest expense	22	21	19		—		62
Certain items	42	12	2		—		56
Unallocated corporate costs	17	18	16		—		51
General unallocated (income) expense	(13)	(15)	(6)		—		(34)
Less: Equity in earnings of affiliated companies	(1)	(2)	(2)		—		(5)
Total Segment EBIT	$163	$180	$191	$		―	$534
Depreciation and amortization excluding corporate depreciation	35	37	36		—		108
Total Segment EBITDA	$198	$217	$227	$		―	$642

Less: Unallocated corporate costs before corporate depreciation		17	18	16		—		51
Adjusted EBITDA		$181	$199	$211	$		―	$591

Dollars in millions		Dec. Q	Mar. Q	June Q	Sept. Q			FY 2024
Reinforcement Materials EBIT		$129	$149	$136	$		―	$414
Reinforcement Materials Depreciation and amortization		17	16	16		—		49
Reinforcement Materials EBITDA		$146	$165	$152	$		―	$463
Reinforcement Materials Sales		$641	$676	$649	$		―	$1,966
Reinforcement Materials EBITDA Margin		23%	24%	23%		—%		24%

Dollars in millions		Dec. Q	Mar. Q	June Q	Sept. Q			FY 2024
Performance Chemicals EBIT		$34	$31	$55	$		―	$120
Performance Chemicals Depreciation and amortization		18	20	20		—		58
Performance Chemicals EBITDA		$52	$51	$75	$		―	$178
Performance Chemicals Sales		$285	$311	$332	$		―	$928
Performance Chemicals EBITDA Margin		18%	16%	23%		—%		19%

Dollars in millions		Fiscal 2024
Reconciliation of Free Cash Flow and Discretionary Free Cash Flow to Cash provided by (used in) operating activities		Dec. Q	Mar. Q	June Q	Sept. Q			FY 2024
Cash provided by (used in) operating activities (B)		$105	$176	$207	$		―	$488
Less: Additions to property, plant and equipment		54	43	52		—		149
Free cash flow		$51	$133	$155	$		―	$339
Plus: Additions to property, plant and equipment		54	43	52		—		149
Less: Changes in net working capital (C)		(46)	21	43		—		18
Less: Sustaining and compliance capital expenditures		33	27	36		—		96
Discretionary free cash flow		$118	$128	$128	$		―	$374

(B)	As provided in the Condensed Consolidated Statements of Cash Flows.
(C)	Defined as changes in Accounts and notes receivable, Inventories, and Accounts payable and accrued liabilities as presented on the Condensed Consolidated Statements of Cash Flows.